                                EXHIBIT (99)(b)
                                ---------------

                                     PROXY

                        SPECIAL MEETING OF SHAREHOLDERS
                          FOURTH FINANCIAL CORPORATION
                                   to be held
                               December 12, 1995

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                        OF FOURTH FINANCIAL CORPORATION

  The undersigned shareholder of Fourth Financial Corporation, a Kansas corporation ("Fourth Financial"), hereby appoints Thomas R. Clevenger and Jordan
L. Haines, and either of them, with full power to act alone, as proxies, each with full power of substitution and revocation, to vote all shares of Common Stock, par value $5.00 per share, of Fourth Financial which the undersigned is entitled to vote at the Special Meeting of Shareholders of Fourth Financial to be held in the auditorium on the Lower Level of the Fourth Financial Center, at 100 North Broadway, Wichita, Kansas 67202, on December 12, 1995, at 10:00 a.m., local time, and at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, as designated on the reverse side.

                        TO BE SIGNED ON THE OTHER SIDE
                           (continued on other side)
-----------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .

  Proposal to adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated August 25, 1995, among Fourth Financial, Boatmen's Bancshares, Inc., a Missouri corporation ("Boatmen's"), and Acquisition Sub, Inc., a Kansas corporation and wholly-owned subsidiary of Boatmen's ("Acquisition Sub"), and the consummation of the transactions contemplated thereby, pursuant to which Fourth Financial will be merged with and into Acquisition Sub, upon the terms and subject to the conditions set forth in the Merger Agreement.

 FOR   AGAINST   ABSTAIN
 [_]     [_]       [_]

  Proposal to permit the Special Meeting of Shareholders of Fourth Financial to be adjourned or postponed, in the discretion of the proxies, which adjournment or postponement could be used for the purpose, among others, of allowing time for the solicitation of additional votes to adopt the Merger Agreement.

 FOR   AGAINST   ABSTAIN             The undersigned hereby ratifies and
 [_]     [_]       [_]               confirms all that said proxies, or any of
                                     them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the notice of said meeting and the Joint Proxy
                                     Statement/Prospectus accompanying it.

                                     THIS PROXY WILL BE VOTED AS SPECIFIED BY
                                     THE SHAREHOLDER. IF NO SPECIFICATION IS
                                     MADE, THE SHARES WILL BE VOTED "FOR" THE
                                     PROPOSALS DESCRIBED HEREIN.

                                     Dated: _____________________________, 1995

                                     __________________________________________
                                     Signature

                                     __________________________________________
                                     Signature

                                     Please insert date of signing. Sign exactly
                                     as name appears at left. Where stock is
                                     issued in two or more names, all should
                                     sign. If signing as attorney,
                                     administrator, executor, trustee or
                                     guardian, give full title as such. A
                                     corporation should sign by an authorized
                                     officer.
------------------------------------------------
| "PLEASE MARK INSIDE BLUE BOXES SO THAT DATA  |
| PROCESSING EQUIPMENT WILL RECORD YOUR VOTES" |
------------------------------------------------
--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS                    IV FOURTH FINANCIAL
To be held on December 12, 1995                                  CORPORATION

  NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Fourth Financial Meeting") of Fourth Financial Corporation, a Kansas corporation ("Fourth Financial"), will be held on December 12, 1995, at 10:00 a.m., local time, in the auditorium on the Lower Level of the Fourth Financial Center, at 100 North Broadway, Wichita, Kansas 67202, for the following purpose:

       To consider and vote upon a proposal to adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated August 25, 1995, among Fourth Financial, Boatmen's Bancshares, Inc., a Missouri corporation ("Boatmen's"), and Acquisition Sub, Inc., a Kansas corporation and wholly-owned subsidiary of Boatmen's ("Acquisition Sub"), and the consummation of the transactions contemplated thereby, pursuant to which Fourth Financial will be merged (the "Merger") with and into Acquisition Sub, upon the terms and subject to the conditions set forth in the Merger Agreement, as are more fully described in the accompanying Joint Proxy Statement/Prospectus.

  A copy of the Merger Agreement is attached as Appendix A to the accompanying Joint Proxy Statement/Prospectus.

  The Board of Directors of Fourth Financial has fixed the close of business on October 23, 1995, as the record date for determination of shareholders entitled to notice of and to vote at the Fourth Financial Meeting or at any adjournments or postponements thereof.

  THE BOARD OF DIRECTORS OF FOURTH FINANCIAL HAS APPROVED THE MERGER AGREEMENT AND BELIEVES THAT THE MERGER IS FAIR TO, AND IS IN THE BEST INTEREST OF, ITS SHAREHOLDERS. ACCORDINGLY, THE BOARD UNANIMOUSLY RECOMMENDS THAT ITS SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

  EACH SHAREHOLDER IS URGED TO COMPLETE AND RETURN PROMPTLY THE ACCOMPANYING PROXY WHETHER OR NOT HE OR SHE PLANS TO ATTEND THE FOURTH FINANCIAL MEETING. The prompt return of each shareholder's signed proxy will help assure a quorum and aid Fourth Financial in reducing the expense of additional proxy solicitation. The giving of such proxy does not affect a shareholder's right to vote in person in the event the shareholder attends the Fourth Financial Meeting.

By Order of the Board of Directors


William J. Rainey
Secretary

Wichita, Kansas
October 30, 1995